UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 5, 2011

ELITE ENERGIES, INC.
(Exact name of registrant as specified in charter)

Delaware	333-168184	26-3936718
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

848 Stewart Drive, Suite 101 Sunnyvale, California 94085
(Address of principal executive offices and zip code)

(888) 209-9909
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 5, 2011, Elite Energies, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”) in San Leandro, CA, USA.  The final results of the matters voted on at the Annual Meeting are provided below.

Proposal 1: The election of  ten (10) directors to the Board of Directors of the Company, each to serve until the next annual meeting of stockholders of the Company or until such person shall resign, be removed or otherwise leave office;

Director Name	For	Against	Withheld	Broker Non-Votes
Ai Huan Liu	21,583,600	0	8,757,355	0
George Ma	21,583,600	0	8,757,355	0
Spencer Luo	21,583,600	0	8,757,355	0
Stephen Wan	21,583,600	0	8,757,355	0
Miles Xu	21,583,600	0	8,757,355	0
Chung Tung Lim	21,583,600	0	8,757,355	0
Lampo Joanna Cheung	21,583,600	0	8,757,355	0
Tony Lee	21,583,600	0	8,757,355	0
Justin Luo	21,583,600	0	8,757,355	0
Tony Jiang	21,583,600	0	8,757,355	0

There were no abstentions on this matter.

Proposal 2: The ratification of the appointment of Mah & Associates, LLP as the company’s independent registered public accountants for fiscal year 2012.

For:	21,583,600
Against:	0
Withheld:	8,757,355
Broker Non-Votes:	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELITE ENERGIES, INC.

Dated: November 10, 2011	By:	/s/ Spencer Luo
Name: Spencer Luo
Title: Chief Executive Officer and President